UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

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LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)
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Delaware	000-32551	23-3067904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office)(Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01     Other Events.

On November 24, 2015, Legend International Holdings Inc. announced that it had entered into a Convertible Bond and Subscription Agreement (“Bond Agreement”) and Security Bond Deed, both dated November 24, 2015 with Queensland Phosphate Pty Ltd (“QPL”). Pursuant to those documents, the Company was advised on March 16, 2016 that QPL had appointed receivers and managers to Paradise Phosphate Limited (“PPL”) and the Company’s shareholding in PPL on March 11, 2016.

On October 21, 2015, Legend International Holdings Inc. announced that Indian Farmers Fertilizer Co-Operative and its Dubai domiciled subsidiary Kisan International Trading had filed a claim in the Victorian Supreme Court (Australia) to enforce an order of the Singapore International Arbitration Centre against the Company and Mr Joseph Gutnick. Under the order, the Company and Mr Gutnick are to pay IFFCO and Kisan a total of US$12.35 million and US$28.05 million, plus interest and costs, respectively. Following on from that decision, Indian Farmers Fertilizer Co-Operative and its Dubai domiciled subsidiary Kisan International Trading have served a letter of demand on the Company for AUD$25,027,207.99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.

		By:	/s/ Peter Lee
PETER LEE
Secretary

Date:	March 29, 2016